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Eversource Announces Sale of Power Plants

Sale will complete electric deregulation in New Hampshire

MANCHESTER, NH. (October 12, 2017) – As a result of the proposed sale of the company’s power plants, Eversource New Hampshire customers will realize the benefits of a comprehensive restructuring and rate stabilization agreement entered into in 2015. In a filing today with the New Hampshire Public Utilities Commission (NHPUC), Eversource outlined the details of the agreements to sell the plants to two buyers.  Following NHPUC and other necessary approvals, closings on the transactions are expected by late December or early 2018.  This change in power plant ownership will mark the completion of electric deregulation in New Hampshire and a shift in how the company procures energy for customers in the future.

“Our generation plants have proven valuable to New Hampshire customers for many years, especially during times of extreme cold or heat when additional sources of power have been needed to help meet demand. Now, we will join other utilities across New England in obtaining energy for our customers from the competitive regional wholesale energy market,” noted Eversource NH President Bill Quinlan. “Importantly, the announced transactions honor commitments made to employees and municipalities where facilities are located to ensure a smooth transition.”

The NHPUC in 2016 established the power plant auction process, which is being managed by J.P. Morgan. Under the proposed sales, which must be reviewed and approved by the NHPUC, Eversource’s three large fossil generation facilities and two remote combustion turbines will be purchased by Granite Shore Power LLC, a newly-formed 50-50 partnership between Atlas Holdings of Greenwich, CT and Castleton Commodities International (CCI) of Stamford, CT for a price of $175 million. The company’s nine hydroelectric facilities will be acquired by Hull Street Energy, LLC and affiliates (“Hull Street Energy”), an electric industry-focused private equity firm based in Bethesda, MD, for $83 million.

As part of the proposed purchase agreements, the new owners must keep the plants in service for at least                18 months, and must honor a comprehensive employee benefits package established by Eversource and the International Brotherhood of Electrical Workers (IBEW). Moreover, Eversource will provide three years of tax stabilization payments to communities to the extent a power plant is sold for less than its assessed value.

Consistent with the 2015 settlement agreement, customers will also benefit from Eversource’s agreement to forego recovery of $25 million related to the Merrimack Station emission reduction ‘scrubber,’ and from the financing of stranded costs remaining after the sales through the use of securitization bonds.  These bonds take advantage of low interest rates. In addition, Eversource has agreed to provide $5 million from its shareholders to establish a Clean Energy Fund. Details regarding the Clean Energy Fund will be established via a collaborative process overseen by NHPUC Staff and the Office of Energy and Planning.

The decision to sell Eversource’s plants implements New Hampshire state public policy objectives and was part of a comprehensive 2015 agreement among Eversource and other parties, including State Senators Jeb Bradley and Dan Feltes; the NH Office of Energy and Planning; the NH Office of Consumer Advocate; and designated staff members of the NHPUC. Other signatories to the agreement included: IBEW, Local 1837; the Conservation Law Foundation; TransCanada Hydro Northeast Inc. and TransCanada Power Marketing, Ltd.; and the New Hampshire Sustainable Energy Association.

Fossil Assets – 1,130.1 MW total nameplate capacity:
● Merrimack Station, Bow; Coal/oil; 502.0 total megawatts (MW)
● Newington Station, Newington; Oil and/or natural gas; 416.0 MW
● Schiller0 Station, Portsmouth; Coal/oil/biomass; 171.7 total MW
● Lost Nation, Groveton; Oil; 18.0 MW
● White Lake, Tamworth; Jet fuel; 22.4 MW

Hydro Assets – 68.2 MW total nameplate capacity:
● Amoskeag Hydro, Manchester; 16.0 MW
● Ayers Island, Bristol; 8.4 MW
● Canaan Hydro, West Stewartstown; 1.1 MW
● Eastman Falls, Franklin; 6.4 MW
● Garvins Falls, Bow; 12.1 MW
● Gorham Hydro, Gorham; 2.2 MW
● Hooksett Hydro, Hooksett; 1.6 MW
● Jackman Hydro, Hillsborough; 3.2 MW
● Smith Hydro, Berlin; 17.2 MW

Eversource (NYSE: ES) is New Hampshire's largest electric utility, serving more than 500,000 homes and businesses in 211 cities and towns and is proud to be recognized as the top contributor to United Way in New Hampshire.  Recognized as the top U.S. utility for its energy efficiency programs by the sustainability advocacy organization Ceres, Eversource harnesses the commitment of its approximately 8,000 employees across three states to build a single, united company around the mission of safely delivering reliable energy and superior customer service.  For more information, please visit our website (www.eversource.com) and follow us on Twitter (@eversourceNH) and Facebook (facebook.com/EversourceNH).

Eversource Contacts:

Martin Murray 603-634-2228 martin.murray@eversource.com	Kaitlyn Woods 603-634-2418 kaitlyn.woods@eversource.com

J.P. Morgan Contacts:

Pete Kelly, Executive Director +1 (212) 622-1094 peter.a.kelly@jpmorgan.com	Neil Davids, Executive Director +1 (212) 622-6835 neil.e.davids@jpmorgan.com

Hull Street Energy (Bethesda, MD)

Hull Street Energy is a private equity firm that acquires, optimizes and grows middle market power businesses through the application of industry-leading risk management, efficiency enhancements and commodity contract structuring.  Hull Street Energy was established by a team with extensive, long-standing expertise in the power industry.  They bring to the firm's investments a unique combination of deep technical and commercial knowledge of the electricity industry, and top-tier financial investment expertise. Headquartered in Bethesda, Maryland, the team leverages its decades of experience and unique knowledge of North American electricity infrastructure, including fuel inputs, renewable and fossil powered generation assets, transmission and distribution systems, and electricity demand-side businesses to build value for our investors and stakeholders.  For more information please visit our website (www.hullstreetenergy.com)

Contact:  Ted Smith/Shree Dhond

212-704-7385

hullstreet@dlpr.com

Atlas Holdings LLC (Greenwich, CT)

Headquartered in Greenwich, Connecticut, Atlas and its affiliates own eighteen platform businesses.  These companies collectively employ approximately 21,000 associates and operate from more than 220 facilities across the globe. Atlas companies are engaged in a variety of industries, including power generation, aluminum processing, automotive components, building materials and construction, industrial services, paper and packaging and supply chain management.  It has successfully executed complex carve-outs of business units from companies such as Alcoa, Covanta Energy, International Paper, Johnson Controls, MeadWestvaco, Neenah Paper, NCR Corporation, ThyssenKrupp, Weyerhaeuser, and Wheelabrator Group.  In each transaction, Atlas successfully navigated separation complexities and created high-performance, standalone companies.  Atlas owns co-generation units at several of its industrial operations, as well as Greenidge Generation, a 106MW power generation facility that Atlas converted from coal to natural gas and biomass in 2016.

Contact:  David Filippelli

973-214-4010

dfilippelli@atlasholdingsllc.com

CCI - Castleton Commodities International LLC (Stamford, CT)

CCI is a global commodity merchant with an integrated set of operations consisting of the marketing and merchandising of commodities and the ownership, operations, and development of commodities-related upstream and infrastructure assets.  It owns 20 power generation assets comprising approximately 2,000 MWs across the US and Europe.  CCI markets a broad range of physical commodities including electric power, natural gas, natural gas liquids, refined products, crude oil, fuel oil, freight, base metals, petrochemicals, coal and financial instruments related to commodities.  CCI is headquartered in Stamford, Connecticut with offices in Calgary, Canada; Geneva, Switzerland; Houston, Texas; London, United Kingdom; Shanghai, China; Singapore; and Montevideo, Uruguay.

Contact:  Brian R. Brooks

713-752-1901

brian.brooks@hkstrategies.com